================================================================================






                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 19, 2001


                               CALPINE CORPORATION
        (Exact Name of Registration business as Specified in Its Charter)

          Delaware                                001-12079                      77-0212977
(State or other Jurisdiction of             (Commission File Number            (I.R.S. Employer
       incorporation)                                                        Identification Number)

             50 West San Fernando Street, San Jose, California 95113 (Address, including zip code, of Principal Executive Offices)

                                 (408) 995-5115
               (Registrant's telephone number including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On April 19, 2001, pursuant to the Combination Agreement dated as of February 7, 2001 (the "Combination Agreement) among Calpine Corporation (the "Company") and Encal Energy Ltd. ("Encal"), and the Plan of Arrangement effective April 19, 2001 (the "Plan of Arrangement"), the Company, through its subsidiary Calpine Canada Holdings Ltd. ("Calpine Canada"), acquired all of the outstanding shares of Encal through a stock-for-stock exchange. Encal shareholders approved the transaction at a shareholders' meeting held on April 18, 2001, and the transaction was closed following approval of the Plan of Arrangement by the Court of the Queen's Bench of Alberta on April 18, 2001, and the filing of the Plan of Arrangement on April 19, 2001. Encal shareholders were issued .1493 exchangeable shares of Calpine Canada for each share of their Encal common stock. The exchange ratio was determined based a upon a valuation of Cdn. $12.00 for each Encal share and 10-day weighted average price for the Company's common stock over the period ended three trading days prior to the Encal shareholders' meeting. The method of determining the exchange ratio is set forth in the Plan of Arrangement and was the result of arms-length negotiations. The exchangeable shares, which will begin trading on the Toronto Stock Exchange on Monday, April 23, 2001, under the symbol CPX, were issued without registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Section 3(a)(10) of the Securities Act. A total of 16,603,633 exchangeable shares were issued to Encal shareholders. Each exchangeable share has the same voting rights, dividend entitlements and other attributes as a share of the Company's common stock and is exchangeable for one share of the Company's common stock.

     In connection with the transaction, the Company filed a Registration Statement on Form S-3 (File No. 333-56712) (as amended, the "S-3 Registration Statement"), registering the shares of the Company's common stock issuable to holders of exchangeable shares upon their exchange of exchangeable shares. The S-3 Registration Statement also registered for resale shares of the Company's common stock that would be held by an affiliate of Encal upon exchange of the exchangeable shares received by such affiliate in the transaction.

     The aggregate value of the transaction is approximately $1.1 billion, including the assumed indebtedness of Encal.

     Encal is a Calgary, Alberta-based natural gas and petroleum exploration and development company. With the addition of Encal's assets, which currently produce approximately 230 million cubic feet of gas equivalent ("mmcfe") per day, net of royalties, the Company's net production is expected to increase to 390 mmcfe per day in North America, enough to fuel approximately 2,300 megawatts of its power fleet.

     The foregoing description of the Combination Agreement and Plan of Arrangement are qualified in their entirety by reference to such agreements which are filed as Exhibits to this Report and incorporated herein by reference.

     (b) Encal utilized its assets in its gas and petroleum exploration and development business, and the Company intends to continue such use in its own business.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial statements of business acquired.

     The financial statements of Encal and the notes thereto are provided herein on pages F-1 through F-15.

     (b)  Pro forma financial information.

     Unaudited pro forma combined condensed financial statements and the notes thereto are provided herein on pages F-16 through F-23.

     The unaudited pro forma combined financial statement set forth herein are presented to give effect to the transaction under the pooling of interests method of accounting. The unaudited pro forma combined financial statements have been prepared from the historical consolidated audited financial statement of Encal and Calpine as at December 31, 2000, and for the three years in the period then ended. The unaudited pro forma balance sheet assumes the transaction had been consummated on December 31, 2000. The unaudited pro forma income statement for each of the three years in the period then ended assumes that the transaction had been consummated on January 1, 1998.

     The unaudited pro forma combined financial statements do not reflect any cost savings or other synergies which may result from the transaction and are not necessarily indicative of future results of operations or financial position. The unaudited pro forma combined financial statements are presented in accordance with United States generally accepted accounting principles under the successful efforts method of accounting for oil and gas properties in United States dollars. Accounting policies used in the preparation of the unaudited pro forma combined financial statements are in accordance with those used in the preparation of the historical consolidated financial statements of the Company as at December 31, 2000, and for the year then ended. The historical consolidated audited financial statements of Encal have been converted to United States generally accepted accounting principles, United States dollars (see Note 2 to the unaudited pro forma combined financial statements) and to the Company's accounting policies, the most significant difference being the successful efforts method of accounting for oil and gas properties (see Note 3 to the unaudited pro forma combined financial statements). The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statement of Encal and the Company, including the notes thereto.

     (c)  Exhibits.

   EXHIBIT
    NUMBER                                                   DESCRIPTION
   -------                                                   -----------
    +2.1        Combination Agreement, dated as of February 7, 2001, by and between Calpine Corporation and Encal
                Energy Ltd.(a)
    +2.2        Form of Plan of Arrangement Under Section 186 of the Business Corporations Act (Alberta) (included as Exhibit A to Exhibit 2.1) Involving and Affecting Encal and the Holders of its Common Shares and
                Options(a)
    +2.3        Amending Agreement to the Combination Agreement, dated as of March 16, 2001, between Calpine
                Corporation and Encal Energy Ltd.(b)

   EXHIBIT
    NUMBER                                                   DESCRIPTION
   -------                                                   -----------
    +2.1        Combination Agreement, dated as of February 7, 2001, by and between Calpine Corporation and Encal
                Energy Ltd.(a)
    +2.2        Form of Plan of Arrangement Under Section 186 of the Business Corporations Act (Alberta) (included as Exhibit A to Exhibit 2.1) Involving and Affecting Encal and the Holders of its Common Shares and
                Options(a)
    +2.3        Amending Agreement to the Combination Agreement, dated as of March 16, 2001, between Calpine
                Corporation and Encal Energy Ltd.(b)

    +3.1        Amended and Restated Certificate of Incorporation of Calpine Corporation(a)
    +3.2        Certificate of Correction of Calpine Corporation(a)
    +3.3        Certificate of Designation of Series A Participating Preferred Stock of Calpine Corporation(a)
    +3.4        Amended Certificate of Designation of Series A Participating Preferred Stock of Calpine
                Corporation(a)
    +3.5        Amended and Restated By-laws of Calpine Corporation(b)
    +4.1        Form of Exchangeable Share Provisions and Other Provisions to Be Included in the Articles of Calpine
                Canada Holdings Ltd. (included as Exhibit B to Exhibit 2.1)(a)
    +4.2        Form of Support Agreement between Calpine Corporation and Calpine Canada Holdings Ltd. (included as
                Exhibit C to Exhibit 2.1)(a)
    +9.1        Form of Voting and Exchange Trust Agreement between Calpine Corporation, Calpine Canada Holdings
                Ltd. and CIBC Mellon Trust Company, as trustee (included as Exhibit D to Exhibit 2.1)(a)
   *23.1        Consent of Ernst & Young LLP, Independent Public Accountants
   *99.1        Press Release of Calpine Corporation and Encal Energy Ltd. dated April 19, 2001

----------

*    Filed herewith.

+    Incorporated by reference.

(a) Incorporated by reference to Calpine's Annual Report on Form 10-K for the year ended December 31, 2000 and filed on March 15, 2001.

(b) Incorporated by reference to Calpine's Registration Statement on Form S-1 (File No. 333-07497).

                                AUDITORS' REPORT

To the Directors of Encal Energy Ltd.

     We have audited the consolidated balance sheets of Encal Energy Ltd. as at December 31, 2000 and 1999 and the consolidated statements of earnings and retained earnings and cash flows for each of the years in the three year period ended December 31, 2000. These consolidated financial statements are the responsibility of the management of Encal. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Encal as at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2000 in accordance with accounting principles generally accepted in Canada.

/s/ ERNST & YOUNG LLP
Chartered Accountants

Calgary, Canada
February 16, 2001

                               ENCAL ENERGY LTD.
                          CONSOLIDATED BALANCE SHEETS

                               AS AT DECEMBER 31
                               (CDN. $ THOUSANDS)

                                                                  2000        1999
                                                                ---------    -------
ASSETS
CURRENT
Cash........................................................       11,064         --
Accounts Receivable.........................................      117,666     58,337
Inventory...................................................       11,355      7,784
                                                                ---------    -------
                                                                  140,085     66,121
PETROLEUM PROPERTY AND EQUIPMENT (NOTE 4)...................      966,771    706,375
DEFERRED FOREIGN EXCHANGE LOSSES (NOTE 6)...................        3,335      2,048
                                                                ---------    -------
                                                                1,110,191    774,544
                                                                =========    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts Payable............................................      120,019     69,965
                                                                ---------    -------
BANK DEBT (NOTE 5)..........................................      238,724    229,214
SENIOR NOTES PAYABLE (NOTE 6)...............................      150,070     72,165
SITE RESTORATION AND RECLAMATION............................       15,204     11,959
FUTURE INCOME TAXES.........................................      170,896     81,818
                                                                ---------    -------
                                                                  574,894    395,156
                                                                ---------    -------
SHAREHOLDERS' EQUITY
Share Capital (Note 7)......................................      262,282    256,590
Retained Earnings...........................................      152,996     52,833
                                                                ---------    -------
                                                                  415,278    309,423
                                                                ---------    -------
                                                                1,110,191    774,544
                                                                =========    =======

     See accompanying notes

On behalf of the Board:

          (signed) David D. Johnson                     (signed) Robert G. Jennings
                   Director                                       Director

                               ENCAL ENERGY LTD.
           CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                        FOR THE YEARS ENDED DECEMBER 31
                  (CDN. $ THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                 2000       1999       1998
                                                                -------    -------    -------
REVENUES
Petroleum and Natural Gas Sales.............................    545,684    253,373    176,463
Royalties...................................................    127,428     44,505     29,269
Hedging Charges (Note 8)....................................     25,642      7,161      6,867
                                                                -------    -------    -------
                                                                392,614    201,707    140,327
                                                                -------    -------    -------
EXPENSES
Production..................................................     59,156     47,908     41,910
General and Administrative..................................     12,534     10,395     10,153
Financing Charges...........................................     26,713     17,959     13,362
Depletion and Depreciation..................................    102,582     78,000     68,200
                                                                -------    -------    -------
                                                                200,985    154,262    133,625
                                                                -------    -------    -------
EARNINGS BEFORE TAXES.......................................    191,629     47,445      6,702
                                                                -------    -------    -------
TAXES
Future Income Taxes (Note 9)................................     89,078     20,300      2,475
Large Corporations Tax......................................      2,388      1,768      1,490
                                                                -------    -------    -------
                                                                 91,466     22,068      3,965
                                                                -------    -------    -------
NET EARNINGS FOR THE YEAR...................................    100,163     25,377      2,737
RETAINED EARNINGS, BEGINNING OF YEAR........................     52,833     27,456     24,719
                                                                -------    -------    -------
RETAINED EARNINGS, END OF YEAR..............................    152,996     52,833     27,456
                                                                =======    =======    =======
EARNINGS PER SHARE
Basic.......................................................       0.92       0.24       0.03
Fully Diluted...............................................       0.88       0.23       0.03
                                                                =======    =======    =======

     See accompanying notes

                               ENCAL ENERGY LTD.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31
                  (CDN. $ THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                               2000        1999        1998
                                                             --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Earnings for the Year................................     100,163      25,377       2,737
Depletion and Depreciation...............................     102,582      78,000      68,200
Future Income Taxes......................................      89,078      20,300       2,475
Amortization of Deferred Foreign Exchange Losses (Note
  6).....................................................         713         648         732
                                                             --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES.....................     292,536     124,325      74,144
Change in Non-Cash Working Capital from Operating
  Activities (Note 3)....................................     (27,718)    (21,326)        159
                                                             --------    --------    --------
                                                              264,818     102,999      74,303
                                                             --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
Bank Debt................................................       9,510      82,478      74,777
Senior Notes Payable (Note 6)............................      75,905         (39)         27
Common Shares............................................       5,692       7,183       4,898
                                                             --------    --------    --------
                                                               91,107      89,622      79,702
                                                             --------    --------    --------
CASH FLOWS USED IN INVESTING ACTIVITIES
Additions to Petroleum Property and Equipment............    (237,847)   (174,520)   (148,121)
Acquisitions of Petroleum Property and Equipment.........    (146,923)    (50,414)    (64,454)
Sales of Petroleum Property and Equipment................      25,730      28,325      49,069
Site Restoration and Reclamation.........................        (693)       (214)       (899)
Change in Non-Cash Working Capital from Investing
  Activities (Note 3)....................................      14,872       4,202      10,400
                                                             --------    --------    --------
                                                             (344,861)   (192,621)   (154,005)
                                                             --------    --------    --------
CHANGE IN CASH...........................................      11,064          --          --
                                                             ========    ========    ========
CASH FLOWS FROM OPERATIONS PER SHARE
  Basic..................................................        2.68        1.16        0.70
  Fully Diluted..........................................        2.53        1.10        0.67
                                                             ========    ========    ========

     See accompanying notes

                               ENCAL ENERGY LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

1.   NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Encal Energy Ltd. (the "Company" or "Encal") operates in the oil and gas industry in Alberta and British Columbia. The consolidated financial statements include the accounts of Encal and its wholly-owned subsidiaries, are stated in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). A summary of the differences between accounting principles generally accepted in Canada and those generally accepted in the United States ("US GAAP") is contained in Note 10 to these statements.

     The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

2.   SIGNIFICANT ACCOUNTING POLICIES

INVENTORY

     Inventory is carried at the lower of average cost and net realizable value.

PETROLEUM PROPERTY AND EQUIPMENT

     Encal follows the full cost method of accounting for petroleum and natural gas properties. All costs relating to the acquisition of, exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition costs, geological and geophysical costs, lease rentals on undeveloped properties, costs of drilling both productive and non-productive wells, lease and well equipment, geological and geophysical salaries and overhead expenses related to exploration and development activities. Proceeds from disposal of properties are normally applied as a reduction of the cost of remaining assets without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate.

     Encal applies a ceiling test to capitalized costs to ensure that such costs do not exceed estimated future net revenues from production of gross proven reserves at year end market prices less future production, general and administrative, financing, site restoration and reclamation, net of salvage values, and income tax costs plus the lower of cost or estimated market value of unproved properties.

     Depletion of petroleum and natural gas properties is calculated using the unit-of-production method based on estimated gross proven oil and gas reserves. Reserves are converted to common units on the approximate equivalent energy basis.

     Depreciation of corporate assets is provided using the straight line method at rates varying between 20 percent to 33 percent, based on the estimated service lives of the related assets.

SITE RESTORATION AND RECLAMATION

     Encal provides for the total future liability for site restoration and reclamation costs on wells and facilities using the unit-of-production method over the estimated life of the oil and gas reserves. The liability is based on estimates of the anticipated method and extent of site restoration, using current costs and in accordance with existing legislation and industry practice. Current year charges of $3,938,000 (1999 -- $2,770,000) is included in depletion and depreciation expense, with the accumulated provision being shown as a long-term liability. Actual site restoration costs are deducted from the provision in the year incurred.

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

FOREIGN CURRENCY TRANSLATION

     Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at year end exchange rates. Exchange gains or charges are included in earnings in the period incurred with the exception of the unrealized gains or losses on translation of long-term monetary liabilities, which are deferred and amortized over the remaining terms of such liabilities on a straight line basis.

MEASUREMENT UNCERTAINTY

     The amounts recorded for depletion and depreciation and impairment of petroleum property and equipment and for future site restoration and reclamation are based on estimates of gross oil and gas reserves and future costs. By their nature, these estimates and those related to the future cash flows used to assess impairment, are subject to measurement uncertainty and the impact on the consolidated financial statements of future periods could be material.

JOINT OPERATIONS

     Substantially all of the exploration and production activities of Encal are conducted jointly with others. These consolidated financial statements reflect only Encal's proportionate interest in such activities.

PER SHARE INFORMATION

     Per share information is calculated on the basis of the weighted average number of common shares outstanding during the year. Fully diluted per share information is calculated on the basis of the weighted average number of common shares that would have been outstanding during the year had all the stock options been exercised at the beginning of the year, or if the option was issued during the year, the date of their issuance.

DERIVATIVE FINANCIAL INSTRUMENTS

     Encal utilizes derivative financial instrument contracts to reduce its exposures to changes in petroleum and natural gas prices, the Canadian/US dollar exchange rate and interest rates. Where petroleum and natural gas price swaps denominated in US dollars are entered into, Encal may use forward foreign exchange contracts to hedge against unfavorable Canadian/US dollar exchange rates. Gains and charges incurred on these contracts are recognized in earnings concurrently with the hedged transaction. In the case of interest rate swaps, the differential to be paid or received is accrued as interest rates change and is recognized over the term of the swap agreements. In accordance with Canadian GAAP, the fair values of these contracts are not reflected in the consolidated financial statements.

FUTURE INCOME TAXES

     Encal follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the carrying value and the tax basis of assets and liabilities, and measured using the substantively enacted tax rates and laws expected to be in effect when the differences are expected to reverse. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the period in which the change is substantively enacted.

SHARE BASED COMPENSATION PLAN

     Encal has a share based compensation plan which is described in Note 7. No compensation expense is recognized for this plan when options are granted to management, employees and directors. Any consideration paid by management, employees or directors on exercise of options is credited to share capital.

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

3.   CHANGE IN NON-CASH WORKING CAPITAL

                                                                 2000       1999       1998
                                                                -------    -------    ------
Cash provided by (used for):
Accounts Receivable.........................................    (59,329)   (30,034)   (9,937)
Inventory...................................................     (3,571)     2,423    (4,284)
Accounts Payable............................................     50,054     10,487    24,780
                                                                -------    -------    ------
Change in Non-Cash Working Capital..........................    (12,846)   (17,124)   10,559
                                                                =======    =======    ======
These changes relate to the following activities:
Change in Non-Cash Working Capital from Operating
  Activities................................................    (27,718)   (21,326)      159
Change in Non-Cash Working Capital from Investing
  Activities................................................     14,872      4,202    10,400
                                                                -------    -------    ------
                                                                (12,846)   (17,124)   10,559
                                                                =======    =======    ======
Cash Payments for Interest and Income Taxes
Interest Paid on Debt.......................................     25,330     13,213     8,958
Large Corporations Tax......................................      2,595      1,411     1,549
                                                                -------    -------    ------
                                                                 27,925     14,624    10,507
                                                                =======    =======    ======

4.   PETROLEUM PROPERTY AND EQUIPMENT

                                          DECEMBER 31, 2000                     DECEMBER 31, 1999
                                 -----------------------------------   -----------------------------------
                                              ACCUMULATED      NET                  ACCUMULATED      NET
                                             DEPLETION AND    BOOK                 DEPLETION AND    BOOK
                                   COST      DEPRECIATION     VALUE      COST      DEPRECIATION     VALUE
                                 ---------   -------------   -------   ---------   -------------   -------
Petroleum and Natural Gas
  Properties...................  1,383,882     (419,325)     964,557   1,027,368     (323,974)     703,394
Corporate Assets...............     12,272      (10,058)       2,214       9,746       (6,765)       2,981
                                 ---------     --------      -------   ---------     --------      -------
                                 1,396,154     (429,383)     966,771   1,037,114     (330,739)     706,375
                                 =========     ========      =======   =========     ========      =======

     The cost of unevaluated property excluded from the depletion base as at December 31, 2000 was $109.7 million (1999 -- $85.4 million).

5.   BANK DEBT

     The Company has an unsecured $370 million term credit facility and a $30 million operating credit facility from Canadian chartered banks of which $238.7 million was outstanding under the term credit facility at December 31, 2000 (1999 -- $229.2 million). The bank debt bears interest at the lenders' prime lending rate, bankers' acceptance rates plus applicable margins or U.S. Libor rates plus applicable margins. Interest rates for 2000 averaged 7.23% (1999 -- 6.45%; 1998 -- 6.61%). The term credit facility is structured as a 364-day revolving credit, extendable annually with the lenders' approval. In the event the lenders do not consent to such extension, the revolving credit will convert to a five-year non-revolving reducing facility with semi-annual principal reductions in order that the facility be repaid by the maturity date of January 30, 2006. Financial covenants require that debt not exceed the borrowing base limit of $500 million.

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

6.   SENIOR NOTES PAYABLE

     The senior notes payable represent two separate issues of U.S.$50 million senior unsecured notes. The first issue bears interest at 7.61% and matures on July 11, 2007. These notes are repayable in five equal annual installments of U.S.$10 million beginning July 11, 2003, with interest payable semi-annually in arrears until maturity. The second issue bears interest at 8.06% with a 10 year term maturing December 21, 2010. These 8.06% notes are repayable in five equal, annual installments of U.S.$10 million beginning December 21, 2006 with interest payable quarterly in arrears until maturity.

     As at December 31, 2000, the aggregate deferred foreign exchange loss arising upon translation of the two series of senior notes at the year end exchange rate was $3.3 million (1999 -- $2.0 million) net of accumulated amortization.

7.   SHARE CAPITAL

AUTHORIZED

Unlimited number of Class A Preferred Shares-issuable in series
Unlimited number of Class B Preferred Shares-issuable in series
Unlimited number of Common Shares

ISSUED AND OUTSTANDING COMMON SHARES                               NUMBER          VALUE
------------------------------------                            -------------    ---------
                                                                ($ THOUSANDS EXCEPT SHARE
                                                                         AMOUNTS)
Balance at December 31, 1997................................     104,784,161      244,509
Issued Pursuant to the Exercise of Stock Options............       1,450,947        4,898
                                                                 -----------      -------
Balance at December 31, 1998................................     106,235,108      249,407
Issued Pursuant to the Exercise of Stock Options............       2,044,768        7,183
                                                                 -----------      -------
Balance at December 31, 1999................................     108,279,876      256,590
Issued Pursuant to the Exercise of Stock Options............       1,291,589        5,692
                                                                 -----------      -------
Balance at December 31, 2000................................     109,571,465      262,282
                                                                 ===========      =======

     The weighted average number of shares outstanding (basic) is 108,984,564 (1999 -- 107,577,397; 1998 -- 105,533,966). The weighted average number of shares outstanding (fully diluted) is 116,301,742 (1999 -- 113,970,878; 1998 --
111,683,774). For 2000, the fully diluted earnings include imputed interest of $1,792,000 (1999 -- $867,000; 1998 -- $669,000) on the assumed proceeds from the exercise of options.

STOCK OPTIONS

     Under the terms of the stock option plan, options to purchase common shares may be granted to management, employees and directors at an exercise price and for an exercise period as determined by the Board of Directors. All outstanding options were granted for a five year term. Encal's stock option plan includes two types of options: traditional options and executive incentive options. The difference between the two types of options is their vesting provisions. Traditional options vest over a period of time, whereas executive incentive options vest when the common shares reach a target price over a 20 consecutive trading day period. At December 31, 2000, options to purchase 7,479,195 common shares were outstanding at prices ranging from $3.65 to $9.20 per share and expiring between 2001 to 2005.

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

     Outstanding executive incentive options are as follows:

                                                                                VESTING TARGET PRICES
                                                                    EXERCISE          ($/SHARE)
                                                                      PRICE     ----------------------
GRANT DATE                                               NUMBER     ($/SHARE)    33.33%*     66.67%**
----------                                              ---------   ---------   ---------   ----------
December 6, 1996.....................................   1,400,000     3.65         5.74         6.38
March 24, 1997.......................................     225,000     4.10         5.74         6.38
July 29, 1998........................................     541,667     5.74         9.03        10.04
September 10, 1999...................................   1,083,333     8.25        10.04        11.16
                                                        ---------
                                                        3,250,000
                                                        =========

---------------

* Reflects a 12 percent compound annual growth rate over four years from the date of grant

**Reflects a 15 percent compound annual growth rate over four years from the date of grant

     Activity in the stock option plan through December 31, 2000 was as follows:

                                                                          EXERCISE PRICES
OPTIONS OUTSTANDING                                   NUMBER OF OPTIONS     ($/OPTION)      TOTAL VALUE
-------------------                                   -----------------   ---------------   -----------
                                                             ($ THOUSANDS EXCEPT SHARE AMOUNTS)
Balance at December 31, 1997.......................       5,792,604         2.66 - 5.35       $20,611
  Granted..........................................       2,733,501         4.40 - 6.00        14,641
  Cancelled........................................        (149,589)        2.70 - 5.10          (545)
  Exercised........................................      (1,450,943)        2.66 - 4.70        (4,897)
                                                         ----------         -----------       -------
Balance at December 31, 1998.......................       6,925,573         2.66 - 6.00       $29,810
  Granted..........................................       2,386,200         5.70 - 8.25        18,466
  Cancelled........................................        (215,668)        3.50 - 7.75        (1,182)
  Exercised........................................      (2,044,765)        2.66 - 5.35        (7,182)
                                                         ----------         -----------       -------
Balance at December 31, 1999.......................       7,051,340         2.70 - 8.25       $39,912
  Granted..........................................       2,129,850         6.25 - 9.20        17,407
  Cancelled........................................        (410,406)        3.30 - 8.00        (2,370)
  Exercised........................................      (1,291,589)        2.70 - 7.75        (5,692)
                                                         ----------         -----------       -------
Balance at December 31, 2000.......................       7,479,195         3.65 - 9.20       $49,257
                                                         ==========         ===========       =======

     Additional details on Encal's stock options outstanding as at December 31, 2000 are as follows:

               OUTSTANDING OPTIONS                             EXERCISABLE OPTIONS
  ----------------------------------------------   --------------------------------------------
     RANGE OF                       WEIGHTED         WEIGHTED                      WEIGHTED
  EXERCISE PRICES   NUMBER OF   AVERAGE EXERCISE   AVERAGE YEARS   NUMBER OF   AVERAGE EXERCISE
     ($/SHARE)       OPTIONS    PRICE ($/SHARE)      TO EXPIRY      OPTIONS    PRICE ($/SHARE)
  ---------------   ---------   ----------------   -------------   ---------   ----------------
           3.65     1,056,124         3.65               1         1,056,124         3.65
    4.00 - 4.99       351,267         4.22               1           337,534         4.21
    5.00 - 5.99     2,073,852         5.38               3         1,150,133         5.38
    6.00 - 6.99       443,977         6.37               4            79,609         6.46
    7.00 - 7.99        81,500         7.75               4            27,167         7.75
    8.00 - 9.20     3,472,475         8.33               5           180,556         8.25
                    ---------                                      ---------
    3.65 - 9.20     7,479,195         6.54               3         2,831,123         4.83
                    =========                                      =========

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

     As at December 31, 2000, Encal has reserved 1,164,169 Common Shares for future issuance under the stock option plan.

8.   FINANCIAL INSTRUMENTS

     Encal's financial instruments recognized in the balance sheet consist of accounts receivable, accounts payable, bank debt and senior notes payable. The fair value of these financial instruments approximates their carrying amounts. Encal's hedging charges and gains are as follows:

                                                                 2000      1999      1998
                                                                ------    ------    ------
Crude Oil Hedging (Gains) Charges...........................    25,642     7,832    (3,467)
Crude Oil Foreign Exchange Hedging (Gains) Charges..........        --      (433)    6,657
Natural Gas Foreign Exchange Hedging (Gains) Charges........        --      (238)    3,677
                                                                ------    ------    ------
Net Hedging Charges.........................................    25,642     7,161     6,867
                                                                ======    ======    ======
Financing Charges -- Interest Rate Swap (Gains) Charges.....        62       114       (29)
                                                                ======    ======    ======

     Encal is a party to certain off-balance sheet derivative financial instruments, including crude oil, natural gas and interest rate swap contracts and fixed physical natural gas contracts. Encal enters into these contracts for the purpose of protecting a portion of its future Canadian dollar earnings and cash flows from operations from the volatility of crude oil and natural gas commodity prices, US/Canadian dollar exchange rates and interest rates. The swap contracts reduce fluctuations in petroleum and natural gas revenues and financing charges by locking in fixed forward prices on a portion of Encal's petroleum and natural gas sales, locking in the associated forward foreign exchange exposure, and locking in fixed interest rates on a portion of its floating rate debt.

     Contracts outstanding in respect of financial instruments were as follows:

                                                             AS AT DECEMBER 31, 2000
                                            ---------------------------------------------------------
                                                 QUANTITY           ENCAL RECEIVES       ENCAL PAYS
CRUDE OIL SWAPS                             (BARRELS PER MONTH)     (U.S.$WTI/BBL)     (U.S.$WTI/BBL)
---------------                             -------------------    ----------------    --------------
January 2001 to December 2001...........          30,000           $25.00 - $34.85*         WTI
January 2001 to December 2002...........          40,000           $21.00 - $29.05*         WTI

                                                                NOTIONAL AMOUNT
INTEREST RATE SWAPS                                                  (C$)          RATE (%)
-------------------                                             ---------------    --------
January 2001 to February 5, 2001............................      $50,000,000        6.77

                                                                AS AT DECEMBER 31, 1999
                                               ---------------------------------------------------------
                                                    QUANTITY          AVERAGE FIXED PRICE       HEDGE
CRUDE OIL SWAPS                                (BARRELS PER MONTH)      (U.S.$WTI/BBL)       TERMINATION
---------------                                -------------------    -------------------    -----------
                                                     66,000            $          17.85       Dec 2000
                                                     36,000            $17.50 - $21.25*       Dec 2000
                                                     42,000            $19.50 - $25.25*       Dec 2000
                                                     17,000            $21.00 - $27.75*       Jun 2000

---------------

*Represents an aggregation of all transactions of like terms with a minimum floor and a maximum cap.

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

PHYSICAL NATURAL GAS CONTRACTS

                                                             AS AT DECEMBER 31, 2000
                                                   --------------------------------------------
                                                      NOTIONAL            ENCAL
                                                   CONTRACT AMOUNT      RECEIVES        ENCAL
                                                       (GJ/D)            ($/GJ)          PAYS
                                                   ---------------    -------------    --------
Fixed Price -- Alberta
Contract Period
April to October 2001 - 2003...................        10,000                  2.41      NIT
January 2001 to October 2003...................         5,000                  2.40      NIT
January 2001 to March 2001.....................         5,000                  7.01      NIT
April 2001 to October 2001.....................         5,000                  5.68      NIT
Costless Collars -- Alberta
January 2001 to March 2001.....................        45,000         5.50 - 17.50*      NIT
April 2001 to October 2001.....................         5,000         4.50 -  7.75*      NIT
Costless Collars -- British Columbia
January 2001 to March 2001.....................        20,000         7.45 - 15.10*    STN2/NIT

                                                             AS AT DECEMBER 31, 1999
                                                   --------------------------------------------
                                                      NOTIONAL            ENCAL
                                                   CONTRACT AMOUNT      RECEIVES        ENCAL
                                                       (GJ/D)            ($/GJ)          PAYS
                                                   ---------------    -------------    --------
Contract Period
April to October 2000 - 2003...................        10,000                  2.41      NIT
January 2000 to October 2003...................         5,000                  2.40      NIT

---------------

*Represents an aggregation of all transactions of like terms with a minimum floor and a maximum cap.

     On settlement, these contracts result in cash receipts to or payments by Encal for the difference between the fixed contract price (or in the case of costless collars, the fixed floor or cap, as applicable) and floating market rates for the applicable dollars and volumes fixed during the contract term. Such cash receipts or payments offset corresponding decreases or increases in Encal's risk management losses or interest expense.

     At December 31, 2000, the estimated fair values of the above financial instrument contracts were as follows:

RECEIVABLE (PAYABLE)                                             2000       1999
--------------------                                            -------    -------
Crude Oil Swaps.............................................        481     (5,331)
Interest Rate Swaps.........................................         (1)        --
Physical Natural Gas Contracts..............................    (55,621)    (5,980)

     The above estimated fair values are based on the market value of these instruments at the year end and represent the amounts Encal would receive or pay to terminate the contracts at year end. These instruments have no book values recorded in the consolidated financial statements.

     Encal may be exposed to certain losses in the event of non-performance by counterparties to these contracts. Encal mitigates this risk by entering into transactions with major international financial

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

institutions and commodity dealers with appropriate credit ratings and by ensuring that this credit risk is not concentrated with a small number of counterparties.

9.   FUTURE INCOME TAXES

     The liability for future income taxes is primarily due to the excess of the carrying value of property plant and equipment over the associated tax basis.

     The actual income tax provision differs from the expected amount calculated by applying the Canadian combined federal and provincial corporate income tax rate to earnings before income taxes. The major components of these differences are as follows:

                                                                 2000       1999       1998
                                                                -------    -------    -------
Earnings Before Income Taxes................................    191,629     47,445      6,702
Corporate Income Tax Rate...................................      44.87%     44.88%     44.87%
                                                                -------    -------    -------
Expected Future Income Taxes................................     85,984     21,293      3,007
Increase (Decrease) in Future Income Taxes Resulting From:
  Non-deductible Crown Charges..............................     49,361     18,349     12,543
  Resource Allowance........................................    (42,564)   (17,697)   (12,074)
  Alberta Royalty Tax Credit................................       (233)      (617)      (636)
  Attributed Canadian Royalty Income........................     (3,793)      (788)      (939)
  Other.....................................................        323       (240)       574
                                                                -------    -------    -------
Future Income Taxes.........................................     89,078     20,300      2,475
                                                                =======    =======    =======

     Encal has the following deductions as December 31, 2000 available for future income tax purposes:

                                                                           MAXIMUM ANNUAL
                                                                           RATE OF CLAIM
                                                                           --------------
Canadian Exploration Expense................................     22,000          100%
Canadian Development Expense................................    106,000           30%
Canadian Oil and Gas Property Expense.......................    253,000           10%
Undepreciated Capital Cost..................................    152,000       6 - 30%
                                                                -------
                                                                533,000
                                                                =======

     In addition to the deductions above, Encal has $55.6 million of attributed royalty income available for deduction from future Alberta taxable income.

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

10. U.S. GAAP AND U.S. DOLLAR SUMMARY INFORMATION

     Encal's financial statements have been prepared in accordance with Canadian GAAP. These principles, as they pertain to Encal's consolidated financial statements, differ from US GAAP as follows:

     The application of US GAAP would have the following effects on net earnings and comprehensive income as reported:

                                                                (FOR YEARS ENDED DECEMBER 31)
                                                                -----------------------------
                                                                 2000       1999       1998
                                                                -------    -------    -------
Net Earnings -- Canadian GAAP...............................    100,163     25,377      2,737
                                                                -------    -------    -------
Deferred Foreign Exchange Losses(1).........................     (1,287)    (2,048)    (7,017)
Depletion and Depreciation(2)...............................      4,017      4,377      5,056
Future Income Taxes(2)......................................     (1,854)     1,476        973
Foreign Exchange Forward Contracts(3).......................         --         --        174
                                                                -------    -------    -------
                                                                    876      3,805       (814)
                                                                -------    -------    -------
Net Earnings and Comprehensive Income -- US GAAP............    101,039     29,182      1,923
                                                                =======    =======    =======
Net Earnings per Share -- Basic.............................       0.93       0.27       0.02
  Fully Diluted(4)..........................................       0.91       0.26       0.02

     The application of US GAAP would have the following effects on the balance sheets as reported:

                                                                   (AS AT DECEMBER 31)
                                                         ---------------------------------------
                                                                2000                 1999
                                                         ------------------   ------------------
                                                         CANADIAN     US      CANADIAN     US
                                                           GAAP      GAAP       GAAP      GAAP
                                                         --------   -------   --------   -------
Petroleum Property and Equipment(2)...................   966,771    929,722   706,375    665,309
Deferred Foreign Exchange Losses(1)...................     3,335         --     2,048         --
Future Income Taxes(2)................................   170,896    161,536    81,818     70,604
Retained Earnings.....................................   152,996    121,972    52,833     20,933

---------------

(1)Under US GAAP, unrealized gains or losses arising on translation of long term liabilities repayable in foreign funds would be included in earnings in the period in which they arise. See Note 2 for Canadian GAAP treatment.

(2)Under US GAAP, the discounted future net cash flows from proven reserves, discounted at 10 percent over the remaining productive life, plus the lower of cost or estimated fair market value of unproved properties, net of future taxes, must exceed the net book value of such properties, net of future taxes and estimated site restoration, or a writedown is required. Under Canadian GAAP, the ceiling test calculation is computed on an undiscounted basis. At December 31, 2000, 1999 and 1998, no ceiling test writedowns under either Canadian GAAP or US GAAP were required. Under US GAAP, the ceiling test calculation in years prior to 1995 resulted in differences in the carrying values of petroleum property and equipment, future income taxes liability, depletion and depreciation, and future income taxes expense.

(3)Under US GAAP, foreign exchange forward contracts associated with anticipated future transactions are recognized in the financial statements at fair value, with any resulting gain or loss immediately reflected in income. Under Canadian GAAP, these contracts are accounted for as a hedge of the anticipated future transactions. Accordingly, gains and losses arising on the contracts are deferred and recognized in income in the period in which the underlying transactions are recognized.

(4)In determining fully diluted earnings per share, US GAAP requires the use of the treasury-stock method. Under this method, the fully diluted weighted average number of shares outstanding is calculated assuming that the proceeds obtained upon exercise of outstanding options are used to purchase common stock at the average market price during the period with the incremental shares included in the denominator of the fully diluted calculation.

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

U.S.$ EQUIVALENTS

     The following information is based on US GAAP and translated from Canadian dollars into US dollars at the average exchange rates for each of the years presented.

                                                                      YEAR ENDED DECEMBER 31
                                                                -----------------------------------
                                                                  2000         1999         1998
                                                                ---------    ---------    ---------
                                                                 (U.S.$ THOUSANDS EXCEPT PER SHARE
                                                                             AMOUNTS)
Petroleum and Natural Gas Sales.............................     365,608      170,541      118,230
Net Earnings and Comprehensive Income.......................      68,019       19,639        1,296
  Per Share -- Basic........................................        0.62         0.18         0.01
  Per Share -- Fully Diluted................................        0.61         0.18         0.01
Cash Flow from Operations...................................     195,999       83,298       49,677
  Per Share -- Basic........................................        1.80         0.78         0.47
  Per Share -- Fully Diluted................................        1.77         0.74         0.46
Average Exchange Rate (C$)..................................        0.67         0.67         0.67

STOCK OPTION PLAN

     In accordance with APB 25 no amount of compensation expense has been recognized in the financial statements for stock options granted to management, employees and directors. The following table provides pro forma net earnings and net earnings per share in accordance with US GAAP had stock options been recognized as compensation expense based on the estimated fair value of the options on the grant date in accordance with SFAS No. 123.

                                             2000                  1999                  1998
                                      -------------------   -------------------   -------------------
                                      US GAAP   PRO FORMA   US GAAP   PRO FORMA   US GAAP   PRO FORMA
                                      -------   ---------   -------   ---------   -------   ---------
Net Earnings (C$ thousands).........  101,039    96,391     29,182     26,386      1,923        40
Net Earnings per Share ($/share)....    0.93       0.88       0.27       0.25       0.02      0.00

     The pro forma amounts may not be indicative of future results. Additional awards in future years are anticipated.

     Stock options granted in 2000 had an estimated weighted average fair value of $2.87 per option (1999 -- $2.81 per option, 1998 -- $1.85 per option). All options issued by Encal permit the holder to purchase one common share at the stated exercise price.

     The estimated fair value of stock options issued was determined using the Black-Scholes model using the following weighted average assumptions:

                                                                2000    1999    1998
                                                                ----    ----    ----
Risk Free Interest Rate (%).................................    7.23    6.50    5.13
Estimated Hold Period Prior to Exercise (years).............       4       4       4
Volatility in the Price of Encal's Common Shares (%)........    35.4    35.5    34.6

NEW PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133 (FAS 133) Accounting for Derivative Instruments and Hedging Activities, which together with its related amendments FAS 137 and FAS 138, are required to be adopted in years beginning after June 15, 2000.

                               ENCAL ENERGY LTD.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       DECEMBER 31, 2000, 1999, AND 1998
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS UNLESS OTHERWISE STATED)

Encal has adopted the new Statements effective January 1, 2001. These Statements will require Encal to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

     Based on Encal's derivative position at December 31, 2000, Encal estimates that upon adoption of these Statements, it will record a $0.3 million gain (net of tax) for the cumulative effect of an accounting change.

11. SUBSEQUENT EVENT

     On February 8, 2001 Encal announced that it had entered into a combination agreement with Calpine Corporation ("Calpine") (NYSE: CPN) whereby Calpine will offer $12.00 of equivalent shares of Calpine common stock for each outstanding Encal common share.

     As a result of the arrangement, shareholders will receive a fixed value of C$12.00 per common share, payable in the form of exchangeable shares of Calpine Canada Holdings Ltd., a Canadian subsidiary of Calpine. The number of exchangeable shares to be received for each common share will be determined based on the weighted average trading price of the shares of Calpine common stock for the ten consecutive trading days ending on the third trading day before the special meeting, including any adjournment thereof, and based on the average exchange rate from U.S. dollars to Canadian dollars for such ten day period. Each exchangeable share will have economic and voting rights equivalent to one share of Calpine common stock and will be exchangeable for one share of Calpine common stock.

     The transaction has been unanimously approved by the Boards of Directors of both companies, and will require approval by at least 66 2/3% of Encal shareholders and Encal optionholders, voting as one class. Encal's major shareholder, Ontario Teachers' Pension Plan Board, plus the directors and officers of Encal, who collectively own approximately 33% of the fully diluted shares, have agreed to vote their shares and options in favor of the transaction. Encal expects to mail its Information Proxy Circular to shareholders in March 2001.

                              CALPINE CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                            DECEMBER 31, 2000
                                       -----------------------------------------------------------
                                                        ENCAL          PRO FORMA        PRO FORMA
                                        CALPINE      U.S. GAAP(2)    ADJUSTMENTS(3)     COMBINED
                                       ----------    ------------    --------------    -----------
                                                         (IN THOUSANDS OF U.S.$)
ASSETS
Current Assets.......................  $1,343,683      $ 93,423        $      --       $ 1,437,106
Property, Plant & Equipment, Net.....   7,459,055       620,032         (127,509)(a)     7,951,578
Other Non-current Assets.............     934,519            --               --           934,519
                                       ----------      --------        ---------       -----------
     Total Assets....................  $9,737,257      $713,455        $(127,509)      $10,323,203
                                       ==========      ========        =========       ===========
LIABILITIES
Accounts Payable.....................  $  765,613      $ 80,041        $      --       $   845,654

Other Current Liabilities............     403,579(i)         --           34,000(c)        437,579
Long Term Debt.......................   4,430,357       259,287               --         4,689,644
Other Non-current Liabilities........     740,868       117,868          (57,117)(b)       801,619
                                       ----------      --------        ---------       -----------
     Total Liabilities...............  $6,340,417      $457,196        $ (23,117)      $ 6,774,496
                                       ----------      --------        ---------       -----------
Company-Obligated Mandatorily
     Redeemable Convertible Preferred
     Securities of Subsidiary
       Trusts........................  $1,122,490      $     --        $      --       $ 1,122,490
Minority Interests...................      37,576            --               --            37,576
STOCKHOLDERS' EQUITY
Common Stock and Additional Paid-in
  Capital............................   1,700,789       196,498               --         1,897,287
Retained Earnings....................     536,617        80,411         (104,392)          512,636
Accumulated Other Comprehensive
  Loss-Foreign Currency
  Translation........................        (632)      (20,650)              --           (21,282)
                                       ----------      --------        ---------       -----------
     Total Stockholders' Equity......  $2,236,774      $256,259        $(104,392)      $ 2,388,641
                                       ----------      --------        ---------       -----------
Total Liabilities and Stockholders'
  Equity.............................  $9,737,257      $713,455        $(127,509)      $10,323,203
                                       ==========      ========        =========       ===========

---------------

(i)Included in other current liabilities is notes payable, project financing, capital lease obligation, income taxes payable, accrued payroll and related expenses, accrued interest payable and other current liabilities as included in the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2000 included or incorporated by reference in this prospectus.

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              CALPINE CORPORATION

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                             YEAR ENDED DECEMBER 31, 2000
                                              -----------------------------------------------------------
                                                                ENCAL          PRO FORMA       PRO FORMA
                                                CALPINE     U.S. GAAP(2)    ADJUSTMENTS(3)     COMBINED
                                              -----------   -------------   ---------------   -----------
                                              (IN THOUSANDS OF U.S.$, EXCEPT SHARE AND PER SHARE AMOUNTS)
Revenues....................................  $2,282,793      $264,308         $     --       $2,547,101
Cost of Revenues............................   1,558,676       106,178           34,228(a)     1,699,082
                                              ----------      --------         --------       ----------
Gross Profit................................     724,117       158,130          (34,228)         848,019
Project Development Expenses................      27,556            --               --           27,556
General and Administrative Expenses.........      94,113         8,438               --          102,551
                                              ----------      --------         --------       ----------
  Income from Operations....................     602,448       149,692          (34,228)         717,912
Interest Expense (Income)...................      16,799        17,983               --           34,782
Other Expense...............................      42,011         2,475               --           44,486
                                              ----------      --------         --------       ----------
  Income Before Provision for Income
     Taxes..................................     543,638       129,234          (34,228)         638,644
Provision for Income Taxes..................     218,951        61,215          (15,358)(a)      264,808
                                              ----------      --------         --------       ----------
  Income Before Extraordinary Charge........     324,687        68,019          (18,870)         373,836
  Extraordinary Charge, Net of Tax Benefit
     of $796................................       1,235            --               --            1,235
                                              ----------      --------         --------       ----------
  Net Income................................  $  323,452      $ 68,019         $(18,870)      $  372,601
                                              ==========      ========         ========       ==========
Basic Earnings per Common Share:
  Weighted Average Shares of Common Stock
     Outstanding (thousands)................     264,799       108,985                           281,070(4)
  Income Before Extraordinary Charge........  $     1.23      $   0.62                        $     1.33(4)
  Extraordinary Charge......................  $    (0.01)     $     --                        $       --(4)
  Net Income................................  $     1.22      $   0.62                        $     1.33(4)
Diluted Earnings per Common Share:
  Weighted Average Shares of Common Stock
     Outstanding Before Dilutive Effect of
     Certain Trust Preferred Securities
     (thousands)............................     280,776       110,655                           297,305(4)
  Income Before Extraordinary Charge and
     Dilutive Effect of Certain Trust
     Preferred Securities...................  $     1.16      $   0.61                        $     1.26(4)
  Dilutive Effect of Certain Trust Preferred
     Securities.............................  $    (0.05)     $     --                        $    (0.06)(4)
  Income Before Extraordinary Charge........  $     1.11      $   0.61                        $     1.20(4)
  Extraordinary Charge......................  $    (0.01)     $     --                        $       --(4)
  Net Income................................  $     1.10      $   0.61                        $     1.20(4)

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              CALPINE CORPORATION

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                          YEAR ENDED DECEMBER 31, 1999
                                           -----------------------------------------------------------
                                                            ENCAL           PRO FORMA       PRO FORMA
                                            CALPINE     U.S. GAAP(2)     ADJUSTMENTS(3)      COMBINED
                                           ---------    -------------    ---------------    ----------
                                           (IN THOUSANDS OF U.S.$, EXCEPT SHARE AND PER SHARE AMOUNTS)
Revenues.................................  $847,735       $135,749          $     --         $983,484
Cost of Revenues.........................   561,850         81,790            19,388(a)       663,028
                                           --------       --------          --------         --------
Gross Profit.............................   285,885         53,959           (19,388)         320,456
Project Development Expenses.............    10,712             --                --           10,712
General and Administrative Expenses......    48,671          6,996                --           55,667
                                           --------       --------          --------         --------
  Income from Operations.................   226,502         46,963           (19,388)         254,077
Interest Expense (Income)................    67,056         12,086                --           79,142
Other Expense............................     1,230          2,569                --            3,799
                                           --------       --------          --------         --------
  Income Before Provision for Income
     Taxes...............................   158,216         32,308           (19,388)         171,136
Provision for Income Taxes...............    61,973         12,669            (8,701)(a)       65,941
                                           --------       --------          --------         --------
  Income Before Extraordinary Charge.....    96,243         19,639           (10,687)         105,195
  Extraordinary Charge, Net of Tax
     Benefit of $793.....................     1,150             --                --            1,150
                                           --------       --------          --------         --------
  Net Income.............................  $ 95,093       $ 19,639          $(10,687)        $104,045
                                           ========       ========          ========         ========
Basic earnings per common share:
  Weighted Average Shares of Common Stock
     Outstanding (thousands).............   209,314        107,577                            225,375(4)
  Income Before Extraordinary Charge.....  $   0.46       $   0.18                           $   0.47(4)
  Extraordinary Charge...................  $  (0.01)      $     --                           $  (0.01)(4)
  Net Income.............................  $   0.45       $   0.18                           $   0.46(4)
Diluted Earnings per Common Share:
  Weighted Average Shares of Common Stock
     Outstanding Before Dilutive Effect
     of Certain Trust Preferred
     Securities (thousands)..............   222,644        108,742                            238,855(4)
  Income Before Extraordinary Charge and
     Dilutive Effect of Certain Trust
     Preferred Securities................  $   0.43       $   0.18                           $   0.44(4)
  Dilutive Effect of Certain Trust
     Preferred Securities................  $     --       $     --                           $     --(4)
  Income Before Extraordinary Charge.....  $   0.43       $   0.18                           $   0.44(4)
  Extraordinary Charge...................  $     --       $     --                           $     --(4)
  Net Income.............................  $   0.43       $   0.18                           $   0.44(4)

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              CALPINE CORPORATION

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                          YEAR ENDED DECEMBER 31, 1998
                                           -----------------------------------------------------------
                                                            ENCAL           PRO FORMA       PRO FORMA
                                            CALPINE     U.S. GAAP(2)     ADJUSTMENTS(3)      COMBINED
                                           ---------    -------------    ---------------    ----------
                                           (IN THOUSANDS OF U.S.$, EXCEPT SHARE AND PER SHARE AMOUNTS)
Revenues.................................  $555,948       $ 94,697          $     --         $650,645
Cost of Revenues.........................   378,926         70,806            17,235(a)       466,967
                                           --------       --------          --------         --------
Gross Profit.............................   177,022         23,891           (17,235)         183,678
Project Development Expenses.............     7,165             --                --            7,165
General and Administrative Expenses......    23,181          6,843                --           30,024
                                           --------       --------          --------         --------
  Income from Operations.................   146,676         17,048           (17,235)         146,489
Interest Expense (Income)................    74,378          9,006                --           83,384
Other Expense (Income)...................    (1,075)         5,733                --            4,658
                                           --------       --------          --------         --------
  Income Before Provision for Income
     Taxes...............................    73,373          2,309           (17,235)          58,447
Provision for Income Taxes...............    27,054          1,012            (7,733)(a)       20,333
                                           --------       --------          --------         --------
  Income Before Extraordinary Charge.....    46,319          1,297            (9,502)          38,114
  Extraordinary Charge, Net of Tax
     Benefit of $441.....................       641             --                --              641
                                           --------       --------          --------         --------
  Net Income.............................  $ 45,678       $  1,297          $ (9,502)        $ 37,473
                                           ========       ========          ========         ========
Basic earnings per common share:
  Weighted Average Shares of Common Stock
     Outstanding (thousands).............   160,969        105,534                            176,725(4)
  Income Before Extraordinary Charge.....  $   0.29       $   0.01                           $   0.22(4)
  Extraordinary charge...................  $  (0.01)      $     --                           $     --(4)
  Net Income.............................  $   0.28       $   0.01                           $   0.22(4)
Diluted Earnings per Common Share:
  Weighted Average Shares of Common Stock
     Outstanding Before Dilutive Effect
     of Certain Trust Preferred
     Securities (thousands)..............   169,311        106,898                            185,320(4)
  Income Before Extraordinary Charge and
     Dilutive Effect of Certain Trust
     Preferred Securities................  $   0.27       $   0.01                           $   0.21(4)
  Dilutive Effect of Certain Trust
     Preferred Securities................  $     --       $     --                           $     --(4)
  Income Before Extraordinary Charge.....  $   0.27       $   0.01                           $   0.21(4)
  Extraordinary Charge...................  $     --       $     --                           $     --(4)
  Net Income.............................  $   0.27       $   0.01                           $   0.21(4)

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              CALPINE CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ARE PRESENTED TO GIVE EFFECT TO THE ACQUISITION OF ENCAL BY CALPINE UNDER THE POOLING OF INTERESTS METHOD OF ACCOUNTING. The unaudited pro forma combined financial statements have been prepared from the historical consolidated audited financial statements of Encal (see Note 2) and Calpine as at December 31, 2000 and for the three years in the period then ended. The unaudited pro forma balance sheet assumes the transaction had been consummated on December 31, 2000. The pro forma income statement for each of the three years in the period then ended assumes that the transaction had been consummated on January 1, 1998.

     The unaudited pro forma combined financial statements do not reflect any cost savings or other synergies which may result from the transaction and are not necessarily indicative of future results of operations or financial position. THESE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ARE PRESENTED IN ACCORDANCE WITH U.S. GAAP UNDER THE SUCCESSFUL EFFORTS METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES IN U.S. DOLLARS. Accounting policies used in the preparation of the unaudited pro forma combined financial statements are in accordance with those used in the preparation of the historical consolidated financial statements of Calpine as at December 31, 2000 and for the year then ended. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Encal and Calpine, including the notes thereto, included or incorporated by reference in this prospectus.

2. CONVERSION OF ENCAL TO U.S. GAAP AND U.S. DOLLARS

     The historical consolidated financial statements of Encal were prepared under Canadian GAAP and in Canadian dollars. For these unaudited pro forma combined financial statements, the historical financial information of Encal has been converted to U.S. GAAP using the full cost method of accounting for oil and gas properties and converted to U.S. dollars using the December 31, 2000 exchange rate as reported by the Federal Reserve Bank of New York of Cdn. $1.00 to U.S. $0.6669 and the average exchange rate as reported by the Federal Reserve Bank of New York of (a) Cdn. $1.00 to U.S. $0.6732 for the year ended December 31, 2000, (b) Cdn. $1.00 to U.S. $0.6730 for the year ended December 31, 1999 and (c) Cdn. $1.00 to U.S. $0.6740 for the year ended December 31, 1998. See
Note 10 to Encal's historical consolidated financial statements included herein for a description of the adjustments to convert Encal's financial statements from Canadian GAAP to U.S. GAAP using the full cost method of accounting for oil and gas properties.

                              CALPINE CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
             COMBINED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

                        U.S. GAAP BALANCE SHEET -- ENCAL

                                                                   DECEMBER 31, 2000
                                                   --------------------------------------------------
                                                     ENCAL
                                                   HISTORICAL                   ENCAL        ENCAL
                                                    CANADIAN     U.S. GAAP    HISTORICAL   HISTORICAL
                                                      GAAP      ADJUSTMENTS   U.S. GAAP    U.S. GAAP
                                                      (C$)         (C$)          (C$)       (U.S.$)
                                                   ----------   -----------   ----------   ----------
                                                                     (IN THOUSANDS)
ASSETS
Current Assets...................................  $  140,085    $     --     $  140,085    $ 93,423
Property, Plant and Equipment, Net...............     966,771     (37,049)       929,722     620,032
Other Non-current Assets.........................       3,335      (3,335)            --          --
                                                   ----------    --------     ----------    --------
     Total Assets................................  $1,110,191    $(40,384)    $1,069,807    $713,455
                                                   ==========    ========     ==========    ========
LIABILITIES
Accounts Payable.................................  $  120,019    $     --     $  120,019    $ 80,041
Long-Term Debt...................................     388,794          --        388,794     259,287
Other Non-current Liabilities....................     186,100      (9,360)       176,740     117,868
                                                   ----------    --------     ----------    --------
Total Liabilities................................  $  694,913    $ (9,360)    $  685,553    $457,196
                                                   ----------    --------     ----------    --------
STOCKHOLDERS' EQUITY
Common Stock and Additional Paid-in Capital......     262,282          --        262,282     196,498
Retained Earnings................................     152,996     (31,024)       121,972      80,411
Accumulated Other Comprehensive Loss -- Foreign
  Currency Translation...........................          --          --             --     (20,650)
                                                   ----------    --------     ----------    --------
       Total Stockholders' Equity................  $  415,278    $(31,024)    $  384,254    $256,259
                                                   ----------    --------     ----------    --------
Total Liabilities and Stockholders' Equity.......  $1,110,191    $(40,384)    $1,069,807    $713,455
                                                   ==========    ========     ==========    ========

                    U.S. GAAP STATEMENTS OF INCOME -- ENCAL

                                                                 YEAR ENDED DECEMBER 31, 2000
                                                      --------------------------------------------------
                                                        ENCAL
                                                      HISTORICAL                   ENCAL        ENCAL
                                                       CANADIAN     U.S. GAAP    HISTORICAL   HISTORICAL
                                                         GAAP      ADJUSTMENTS   U.S. GAAP    U.S. GAAP
                                                         (C$)         (C$)          (C$)       (U.S.$)
                                                      ----------   -----------   ----------   ----------
                                                                        (IN THOUSANDS)
Revenues............................................   $392,614      $    --      $392,614     $264,308
Cost of Revenues....................................    161,738       (4,017)      157,721      106,178
                                                       --------      -------      --------     --------
Gross Profit........................................    230,876        4,017       234,893      158,130
General and Administrative Expenses.................     12,534           --        12,534        8,438
                                                       --------      -------      --------     --------
  Income from Operations............................    218,342        4,017       222,359      149,692
Interest Expense....................................     26,713           --        26,713       17,983
Other Expense.......................................      2,388        1,287         3,675        2,475
                                                       --------      -------      --------     --------
  Income Before Provision for Income Taxes..........    189,241        2,730       191,971      129,234
Provision for Income Taxes..........................     89,078        1,854        90,932       61,215
                                                       --------      -------      --------     --------
  Income Before Extraordinary Charge................    100,163          876       101,039       68,019
                                                       --------      -------      --------     --------
  Net Income........................................   $100,163      $   876      $101,039     $ 68,019
                                                       ========      =======      ========     ========

                              CALPINE CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
             COMBINED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                 YEAR ENDED DECEMBER 31, 1999
                                                      --------------------------------------------------
                                                        ENCAL
                                                      HISTORICAL                   ENCAL        ENCAL
                                                       CANADIAN     U.S. GAAP    HISTORICAL   HISTORICAL
                                                         GAAP      ADJUSTMENTS   U.S. GAAP    U.S. GAAP
                                                         (C$)         (C$)          (C$)       (U.S.$)
                                                      ----------   -----------   ----------   ----------
                                                                        (IN THOUSANDS)
Revenues............................................   $201,707      $    --      $201,707     $135,749
Cost of Revenues....................................    125,908       (4,377)      121,531       81,790
                                                       --------      -------      --------     --------
Gross Profit........................................     75,799        4,377        80,176       53,959
General and Administrative Expenses.................     10,395           --        10,395        6,996
                                                       --------      -------      --------     --------
  Income from Operations............................     65,404        4,377        69,781       46,963
Interest Expense....................................     17,959           --        17,959       12,086
Other Expense.......................................      1,768        2,048         3,816        2,569
                                                       --------      -------      --------     --------
  Income Before Provision for Income Taxes..........     45,677        2,329        48,006       32,308
Provision for Income Taxes..........................     20,300       (1,476)       18,824       12,669
                                                       --------      -------      --------     --------
  Income Before Extraordinary Charge................     25,377        3,805        29,182       19,639
                                                       --------      -------      --------     --------
  Net Income........................................   $ 25,377      $ 3,805      $ 29,182     $ 19,639
                                                       ========      =======      ========     ========

                                                                 YEAR ENDED DECEMBER 31, 1998
                                                      --------------------------------------------------
                                                        ENCAL
                                                      HISTORICAL                   ENCAL        ENCAL
                                                       CANADIAN     U.S. GAAP    HISTORICAL   HISTORICAL
                                                         GAAP      ADJUSTMENTS   U.S. GAAP    U.S. GAAP
                                                         (C$)         (C$)          (C$)       (U.S.$)
                                                      ----------   -----------   ----------   ----------
                                                                        (IN THOUSANDS)
Revenues............................................   $140,327      $   174      $140,501     $94,697
Cost of Revenues....................................    110,110       (5,056)      105,054      70,806
                                                       --------      -------      --------     -------
Gross Profit........................................     30,217        5,230        35,447      23,891
General and Administrative Expenses.................     10,153           --        10,153       6,843
                                                       --------      -------      --------     -------
  Income from Operations............................     20,064        5,230        25,294      17,048
Interest Expense....................................     13,362           --        13,362       9,006
Other Expense.......................................      1,490        7,017         8,507       5,733
                                                       --------      -------      --------     -------
  Income Before Provision for Income Taxes..........      5,212       (1,787)        3,425       2,309
Provision for Income Taxes..........................      2,475         (973)        1,502       1,012
                                                       --------      -------      --------     -------
  Income Before Extraordinary Charge................      2,737         (814)        1,923       1,297
                                                       --------      -------      --------     -------
  Net Income........................................   $  2,737      $  (814)     $  1,923     $ 1,297
                                                       ========      =======      ========     =======

                              CALPINE CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
             COMBINED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

3. PRO FORMA ADJUSTMENTS

     (a) The following adjustments were made to reflect the conversion from the full cost method of accounting for oil and gas properties to the successful efforts method of accounting.

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                 (IN THOUSANDS OF U.S.$)
Capitalized costs expensed under the successful efforts
  method of accounting.....................................  $(24,058)   $(16,841)   $(14,899)
Adjustment to record depreciation, depletion and
  amortization.............................................   (10,170)     (2,547)     (2,336)
Adjustment to reflect tax effect of pro forma
  adjustments..............................................    15,358       8,701       7,733
                                                             --------    --------    --------
Decrease net income........................................  $(18,870)   $(10,687)   $ (9,502)
                                                             ========    ========    ========

The cumulative adjustment to oil and gas properties at December 31, 2000 to reflect the conversion from the full cost method to the successful efforts method was a U.S.$127.5 million reduction to property, plant and equipment.

     (b) To adjust deferred income taxes by U.S.$57.1 million at December 31, 2000 for the tax effect of the adjustment to convert to the successful efforts method of accounting.

     (c) Reflects the estimated direct costs associated with the transaction between Encal and Calpine which approximate U.S.$34.0 million. These non-recurring costs, which are subject to change, will be charged to operations in the quarter in which the transaction is consummated. It is expected that substantially all of the costs related to this transaction will be paid within one year after the transaction is consummated.

4. PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

     The unaudited pro forma weighted average number of common shares outstanding and weighted average number of common shares outstanding including dilution for each period has been calculated using an exchange ratio of 0.1493 exchangeable shares for each Encal common share, based on the number of Encal common shares that will be outstanding at the consummation of the business transaction with Encal.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CALPINE CORPORATION



                                       By: /s/ ANN B. CURTIS
                                          --------------------------------------
                                          Name:  Ann B. Curtis
                                          Title: Executive Vice President,
                                                 Chief Financial Officer and
                                                 Secretary



Date:  April 19, 2001

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                                                   DESCRIPTION
-------                                                   -----------
 +2.1        Combination Agreement, dated as of February 7, 2001, by and between Calpine Corporation and Encal
             Energy Ltd.(a)
 +2.2        Form of Plan of Arrangement Under Section 186 of the Business Corporations Act (Alberta) (included as Exhibit A to Exhibit 2.1) Involving and Affecting Encal and the Holders of its Common Shares and
             Options(a)
 +2.3        Amending Agreement to the Combination Agreement, dated as of March 16, 2001, between Calpine
             Corporation and Encal Energy Ltd.(b)
 +3.1        Amended and Restated Certificate of Incorporation of Calpine Corporation(a)
 +3.2        Certificate of Correction of Calpine Corporation(a)
 +3.3        Certificate of Designation of Series A Participating Preferred Stock of Calpine Corporation(a)
 +3.4        Amended Certificate of Designation of Series A Participating Preferred Stock of Calpine
             Corporation(a)
 +3.5        Amended and Restated By-laws of Calpine Corporation(b)
 +4.1        Form of Exchangeable Share Provisions and Other Provisions to Be Included in the Articles of Calpine
             Canada Holdings Ltd. (included as Exhibit B to Exhibit 2.1)(a)
 +4.2        Form of Support Agreement between Calpine Corporation and Calpine Canada Holdings Ltd. (included as
             Exhibit C to Exhibit 2.1)(a)
 +9.1        Form of Voting and Exchange Trust Agreement between Calpine Corporation, Calpine Canada Holdings
             Ltd. and a Canadian trust company, as trustee (included as Exhibit D to Exhibit 2.1)(a)
*23.1        Consent of Ernst & Young LLP, Independent Public Accountants
*99.1        Press Release of Calpine Corporation and Encal Energy Ltd. dated April 19, 2001

----------

*    Filed herewith.

+    Incorporated by reference.

(a) Incorporated by reference to Calpine's Annual Report on Form 10-K for the year ended December 31, 2000 and filed on March 15, 2001.

(b) Incorporated by reference to Calpine's Registration Statement on Form S-1 (File No. 333-07497).